EXHIBIT 3.(i).3

APPROVED BY THE DIVISION OF CORPORATIONS                                  [/S/ #107012]
AND COMMERCIAL CODE OF THE UTAH STATE DEPARTMENT OF BUSINESS
REGULATION                                                                [STAMPED:  1988 OCT -6 AM 10:57]
ON THE /S/ 10TH DAY OF /S/ OCT. A.D. 19/S/88

CORPORATE DOCUMENTS EXAMINER        /S/ MC
FEES PAID         $/S/ 35.00                                              [STAMPED NUMBER:  8291020037]
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                              ARTICLES OF AMENDMENT


                                       OF


                        ROEDEINGER MEDICAL SYSTEMS, INC.

         Pursuant to Utah Code Annotated  16-10-57  ROEDEINGER  MEDICAL SYSTEMS,
INC.   adopts  the   following   Articles  of   Amendment  to  its  Articles  of
Incorporation:

         1. The name of the corporation is ROEDEINGER MEDICAL SYSTEMS, INC.

         2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 12, 1988 in the manner prescribed by the laws of the State of Utah and the Articles of Incorporation of ROEDEINGER MEDICAL SYSTEMS, INC..

         3. That Article 1 of the Articles of Incorporation filed on December 7,
1983 should be amended by amending the first Article to read as follows:

         "The name of the corporation is FILMAGIC ENTERTAINMENT CORPORATION.

         4.  The  number  of  shares  of  FILMAGIC   ENTERTAINMENT   CORPORATION
outstanding at the time of such adoption was 73,230,000 and the number of shares entitled to vote thereon was 73,230,000 consisting of common shares and there is no other class of share or security authorized by the corporation than "common".

         5. The corporation at the time of the stockholders meeting had outstanding 73,230,000 shares of ROEDEINGER MEDICAL SYSTEMS, INC. entitled to vote on said proposal. At said meeting 64,280,000 shares which represented 87.8% of the issued and outstanding shares voted in favor of changing the name of the corporation to FILMAGIC ENTERTAINMENT CORPORATION with no shares voting against the proposal; all shares are of one kind and class.

         6. The proposed amendment will not affect a change in the amount of stated capital of the corporation.

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         Executed by the  undersigned  President  and  Secretary  of  Roedeinger
Medical Systems, Inc. in duplicate on the /s/ 16th of September, 1988.

         ROEDEINGER MEDICAL SYSTEMS, INC.,
         A Utah corporation


         By:  /s/ Michael Roedeinger
         President

         BY:  /s/ Kathleen Roedeinger
         Secretary

         STATE OF CALIFORNIA
         COUNTY OF SOLANO

         I /S/ SANDRA E. SMITH, a Notary Public,  hereby certify that on the /s/
17th day of September, 1988 personally appeared before me Michael Roedeinger and
Kathleen  Roedeinger who being duly sworn,  severally declared that they are the persons who signed the foregoing Articles of Amendment as Officers of Roedeinger
Medical Systems, Inc. and that the statements therein contained are true.

                                          /s/ Sandra E. Smith
                                          NOTARY PUBLIC
                                          Residing at Vacaville, California
My Commission expires:
/s/ 3-30-90

                                          [SEAL]




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